                                LICENSE AGREEMENT

                  This Agreement is effective December 4, 1997 ("the EFFECTIVE DATE") by and between Estate of Karl H. Beyer, Jr. ("LICENSOR"), having an address c/o George Q. Hardwick, Esq., 506 Spring House Village Center, Spring House, PA 19477, and Sparta Pharmaceuticals, Inc., a Delaware Corporation having offices at 111 Rock Road, Horsham, PA 19044-2310 ("LICENSEE").

                  WHEREAS, LICENSEE desires to obtain an exclusive license in and to certain patents and know-how owned by LICENSOR; and

                  WHEREAS, LICENSOR is willing to grant the exclusive license desired by LICENSEE.

                  NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

         SECTION 1 Definitions.

         The terms used in this Agreement have the following meaning:

         1.1 The term "AFFILIATE" as applied to LICENSEE, shall mean any company or other legal entity other than LICENSEE, in whatever country organized, controlling or controlled by LICENSEE. The term "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

         1.2 The term "KNOW-HOW" shall mean any data, formulas, process information or other information in the FIELD pertaining to claims set forth in PATENT RIGHTS and known to LICENSOR on the EFFECTIVE DATE, including any technical information, chemical, stability, pharmacological, toxicological, clinical and manufacturing data.

         1.3 The term "PATENT RIGHT(s)" shall mean the United States patents and patent applications set forth in Appendix A, attached hereto and made a part hereof, which are owned by LICENSOR including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue, re-examination or extension thereof.

         1.4 The term "FIELD" shall mean prescription drug therapy for human use.

         1.5 The term "FIRST COMMERCIAL SALE" shall mean in each Country the first sale of any PRODUCT by LICENSEE, its AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first sale in that country, provided, however, that FIRST COMMERCIAL SALE shall not include the sale or transfer of non-commercial clinical trial or research supplies of PRODUCT.

         1.6      The term "TERRITORY" shall mean all countries of the world.

         1.7 The term "NET SALES" means the [Information omitted and filed separately with the Commission under Rule 24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.]

         1.8 The term "PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method, process or service in the FIELD which is or which incorporates or utilizes KNOW-HOW or the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

         1.9 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by LICENSEE to make, have made, import, use or sell any PRODUCT.

         1.10 The term "VALID CLAIM" shall mean (i) a claim of a pending patent application which has been pending for no more than five (5) years from the filing date of the original subject matter covered by the claim or, (ii) a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

         1.11 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

         SECTION 2 Grants.

         2.1 (a) LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR a sole and exclusive royalty bearing right and license for the TERRITORY under PATENT RlGHTS and KNOW-HOW to make, have made, use, import, offer to sell and sell or have sold on its behalf PRODUCT, including the right to sublicense third parties. LICENSEE shall have the right to extend such license to its AFFILIATES.

         (b) Notwithstanding anything else to the contrary, LICENSEE may not sublicense all rights licensed to LICENSEE hereunder without LICENSOR's written consent, which consent shall not be unreasonably withheld.

         2.2 Any permitted sublicenses shall provide that all applicable sections of this Agreement shall be binding on the SUBLICENSEE as if it was a party to this Agreement. LICENSOR shall be made a third party beneficiary under the sublicense. In addition, LICENSEE agrees to remain responsible and liable for the performance of a SUBLICENSEE under this Agreement and to forward to LICENSOR a copy of any and all fully executed sublicense agreements. Any sublicense shall provide that the SUBLICENSEE shall become a direct licensee of LICENSOR upon termination of the license under this Agreement, pursuant to
Section 10.3(a) or (b), and that the SUBLICENSEE shall not grant a further sublicense of all rights hereunder, except upon the written approval of LICENSOR. However, such SUBLICENSEE may for marketing purposes grant sublicenses on a country-by-country basis.

         2.3 Notwithstanding anything else to the contrary, LICENSEE agrees that KNOW-HOW and PATENT RIGHTS shall be used by LICENSEE only in and for PRODUCTS and their development for sale in the TERRITORY, all in accordance with this Agreement, and, except as set forth in Paragraph 10.1 of this Agreement, can only be used by LICENSEE for so long as and to the extent that LICENSEE maintains a license under this Agreement.

         2.4 Notwithstanding anything else to the contrary, in the event that LICENSEE'S rights and licenses under this Agreement are terminated, LICENSEE agrees (a) not to use KNOW-HOW or VALID CLAIMS of PATENT RIGHTS or any Confidential Information developed by LICENSEE which is derived from or based on KNOW-HOW or PATENT RIGHTS for the research, development, making, using or selling of any PRODUCT and (b) not to do any of the foregoing while this Agreement is in force for any PRODUCT except as licensed under this Agreement.

         2.5 The above licenses to sell any PRODUCT for which a royalty has been paid under this Agreement includes the right of LICENSEE, its AFFILIATES and SUBLICENSEES to grant to the purchaser thereof the right to use and/or resell such purchased PRODUCT without payment of any further royalty hereunder.

         2.6 All licenses pursuant to Paragraph 2.1 above to PATENT RIGHTS conceived or first actually reduced to practice during the course of research funded by a U.S. federal agency are subject to the rights, conditions and limitations imposed by U.S. law. The words "sole and exclusive license" as used herein shall mean sole and exclusive except for the royalty free non-exclusive license granted to the U.S. government by LICENSOR pursuant to 35 USC Section 202 (c) (4) for any PATENT RIGHTS claiming any INVENTION subject to 35 USC
Section 201 and any other federal laws and applicable regulations.

         2.7 (a) LICENSEE shall select and use reasonable efforts and diligence under the circumstances to research, develop and then commercialize a selected PRODUCT. The efforts of a SUBLICENSEE and/or an AFFILIATE shall be considered as efforts of LICENSEE. At least once each year LICENSEE shall provide a report to LICENSOR, in writing, summarizing in reasonable detail its efforts under this paragraph.

         (b) In the event that LICENSOR reasonably believes that LICENSEE is not making reasonable efforts under the circumstances to develop and then commercialize a selected PRODUCT by LICENSEE pursuant to Paragraph 2.7(a) then LICENSOR shall provide written notice to LICENSEE which specifies LICENSOR's basis for such belief and what additional efforts LICENSOR believes should be made by LICENSEE. Upon receipt of such written notice, LICENSOR and LICENSEE shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by LICENSEE shall satisfy the requirements of this Paragraph. If such mutual agreement is not reached within thirty (30) days after receipt of such written notice, then, in addition to any other remedies it may have outside the scope of arbitration, LICENSOR may notify LICENSEE of its intention to terminate this Agreement and the license hereunder which shall take effect thirty (30) days after written notice to LICENSEE unless LICENSEE either (i) cures such failure prior to expiration of such thirty (30) day period or (ii) invokes the arbitration provisions of Paragraph 11.2 of this Agreement, which arbitration shall be conducted on an expedited basis.

         (c) As part of LICENSEE's obligation hereunder, LICENSEE shall meet the following milestones:

             (i) Initiate Phase III clinical trails with respect to a PRODUCT pursuant to the rules of the U.S. Food & Drug Administration ("FDA") by [Information omitted and filed separately with the Commission under Rule 24b-2.]

             (ii) File a New Drug Application or Product License Application (NDA/PLA) with respect to PRODUCT with the FDA by [Information omitted and filed separately with the Commission under Rule 24b-2.] and

             (iii) Obtain regulatory approval from the FDA to market and sell a PRODUCT by [Information omitted and filed separately with the Commission under Rule 24b-2.]

         The fact that LICENSEE has met any or all of the foregoing milestones shall not be conclusive evidence that LICENSEE has met is obligations under
Section 2.7(a). The parties recognize that pharmaceutical development is a dynamic process and that unexpected delays may be encountered as a result of unanticipated scientific, medical and regulatory issues and, accordingly, in the event of such a delay, beyond the control of LICENSEE, LICENSOR agrees to consider in good faith a request for reasonable adjustments to relevant milestone dates.

         2.8 Subject to Section 2.7, LICENSEE shall have sole discretion for making all decisions relating to the commercialization and marketing of PRODUCT.

         SECTION 3 Confidentiality.

         3.1 LICENSOR has already disclosed to LICENSEE confidential information under a confidentiality agreement and during the term of this Agreement, LICENSOR shall disclose to LICENSEE all additional proprietary and confidential technology, inventions, technical information, biological materials and the like which relate to PATENT RIGHTS, KNOW-HOW or PRODUCTS ("Confidential Information") and are owned or controlled by LICENSOR. LICENSEE agrees to retain LICENSOR's Confidential Information in confidence and not to disclose any such Confidential Information to a third party without the prior written consent of LICENSOR and to use LICENSOR's Confidential Information only for the purposes of this Agreement, which obligation shall terminate five (5) years after the expiration or termination of this Agreement. Confidential Information which is disclosed in oral form shall be provided in written summary form with thirty (30) days after disclosure.

         3.2 The obligations of confidentiality and non-use will not apply to Confidential Information which:

             (i) was known to the LICENSEE or generally known to the public prior to its disclosure hereunder; or

             (ii) subsequently becomes known to the public by some means other than a breach of this Agreement;

             (iii) is subsequently disclosed to the LICENSEE by a third party having a lawful right to make such disclosure;

             (iv) is required by law or bona fide legal process to be disclosed, provided that the LICENSEE takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the LICENSOR; or

             (v) is approved for release by the parties; or

             (vi) is independently developed by the employees or agents of LICENSEE without any knowledge of the Confidential Informatio provided by LICENSOR.

         3.3 Notwithstanding the foregoing, LICENSEE shall have the right to disclose Confidential Information of LICENSOR to a third party who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as LICENSEE'S obligation under this Section 3 (except for the length of the confidentiality obligation, which shall not be less than five
(5) years from the time of the disclosure).

         SECTION 4 Patents.

         4.1 After the EFFECTIVE DATE of this Agreement, LICENSEE shall file, where possible and in LICENSEE'S reasonable judgment, commercially practicable and beneficial, prosecute and maintain patent applications and patents included in PATENT RIGHTS in North

America, the countries of the European Union and Japan, through patent counsel selected by LICENSEE who shall consult with and keep LICENSOR advised with respect thereto. In addition LICENSEE shall bear the cost and expense for the filing, prosecution and maintenance of such PATENT RIGHTS in the TERRITORY.

         4.2 With respect to any PATENT RIGHTS, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to LICENSOR sufficiently prior to the filing of such application, response or request to allow for review and comment by LICENSOR. LICENSEE shall not take any action that would materially adversely affect the scope, validity or prosecution of the claims in any of said PATENT RIGHTS, including substantially narrowing or canceling any claim, abandoning any patent or patent application, failing to use reasonable commercial efforts to prosecute any patent application or defend any patent in any interference or opposition proceeding, or failing to file any patent application in any country, to the extent such action or failure to act materially impairs PATENT RIGHTS of commercially reasonable value, without providing LICENSOR with at least sixty
(60) days prior notice of LICENSEE's intent to take such proposed action in inaction. LICENSOR shall thereupon have the rights set forth in paragraph 4.3 of this Agreement.

         4.3 If LICENSEE elects not to file a patent application or application for a certificate of invention, not to maintain a patent or certificate of invention or to abandon a pending patent application or application for certificate of invention, included in the PATENT RIGHTS, it shall advise LICENSOR and LICENSOR shall have the right but not the obligation to file such application, maintain such patent or certificate of invention or continue to attempt to maintain protection on the subject matter disclosed in the pending application. Costs for these activities shall then become the responsibility of LICENSOR and LICENSEE shall have no further rights thereunder with respect thereto.

         SECTION 5 Royalties and Other Compensation.

         5.1 (A) LICENSEE shall pay to LICENSOR:

         (i) a royalty of [Information omitted and filed separately with the Commission under Rule 24b-2.] of the NET SALES of PRODUCTS which are manufactured or sold by LICENSEE or its AFFILIATES and licensed to LICENSEE hereunder; or (ii) a royalty based on the royalties received by LICENSEE from its SUBLICENSEES from the manufacture, use or sale of PRODUCTS as follows:

             (a) [Information omitted and filed separately with the Commission under Rule 24b-2.] of such royalties received by LICENSEE from a SUBLICENSEE during the [Information omitted and filed separately with the Commission under Rule 24b-2.] years of sales of PRODUCT by such SUBLICENSEE;

             (b) [Information omitted and filed separately with the Commission under Rule 24b-2.] of such royalties received by LICENSEE from a SUBLICENSEE during the next [Information omitted and filed separately with the Commission under Rule 24b-2.] years of sales of PRODUCT by such SUBLICENSEE;

             (c) [Information omitted and filed separately with the Commission under Rule 24b-2.] of such royalties received by LICENSEE from a SUBLICENSEE from sales of PRODUCT by such SUBLICENSEE for each year thereafter.

         (B) LICENSEE shall also pay or provide to LICENSOR the following:

             (i) A license fee of [Information omitted and filed separately with the Commission under Rule 24b-2.] payable upon the EFFECTIVE DATE. This amount shall not be refundable or creditable.

             (ii) [***] of all other revenues (in cash or in kind) received by LICENSEE from a SUBLICENSEE in consideration of the granting of sublicense rights to such SUBLICENSEE. Revenues for this purpose shall not include either (a) research and development funding at LICENSEE's cost, or (b) purchases of equity in LICENSEE, except to the extent that such purchases are made in excess of fair market value.

             (iii) Nonrefundable and non-creditable milestones payable on completion of the milestone as follows:

                   (a)  [***]
                   (b)  [***]
                   (c)  [***]
                   (d)  [***]

         (C) Beginning on the earlier of [***] or [***], LICENSEE shall pay LICENSOR minimum royalties of [***] per year, which payment shall be fully creditable against future earned royalties at the rate of [***] per earned royalty dollar. Such minimum royalties shall increase to [***] per year effective the earlier of [***]






* [Information omitted and filed separately with the Commission under Rule
  24b-2.]

[Information omitted and filed separately with the Commission under Rule 24b-2.] and shall also be fully creditable against earned royalties as above.

         (D) LICENSEE shall, on the EFFECTIVE DATE, issue a warrant to purchase 300,000 shares of common stock of LICENSEE at the market price on the EFFECTIVE DATE, exercisable on or after December 31, 1999 or such earlier date on which LICENSEE initiates a Phase III clinical trial for a PRODUCT or the license hereunder and this Agreement have been terminated other than by LICENSEE pursuant to Paragraph 10.3 of this Agreement. The Warrant which shall be in the form set forth in Appendix B hereto will survive termination of Agreement.

         (E) In the event that a PRODUCT includes both component(s) covered by a VALID CLAIM of a PATENT RIGHT ("Patented Component(s)") and a component which is diagnostically useable or therapeutically active alone or in a combination which does not require the Patented Component and such component is not covered by a VALID CLAIM of a PATENT RIGHT ("Unpatented Component(s)") (such PRODUCT being a "Combined Product"), then NET SALES shall be the amount which is normally received by LICENSEE or its AFFILIATES from a sale of the Patented Component(s) in an arm's length transaction with an unaffiliated third party. If the Patented Component(s) are not sold separately, then NET SALES PRICE upon which a royalty is paid shall be the NET SALES of the Combined Product multiplied by a fraction, the numerator of which is the [Information omitted and filed separately with the Commission under Rule 24b-2.]

         5.2 Royalties hereunder shall be payable hereunder for [Information omitted and filed separately with the Commission under Rule 24b-2.] on a country-by-country, PRODUCT-BY-PRODUCT basis and, if thereafter PRODUCT is covered by a VALID CLAIM of a PATENT RIGHT in a country then royalties shall be payable until the last to expire PATENT RIGHT in such country.

         5.3 LICENSEE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to LICENSOR. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the five
(5) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant reasonably acceptable to LICENSEE upon reasonable notice during normal business hours at LICENSOR's expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying compensation and shall be treated as LICENSEE Confidential Information subject to the obligations of this Agreement. In the event that such inspection shall indicate that in any calendar year that the royalties which should have been paid by LICENSEE are at least five percent (5 %) greater than those which were actually paid by LICENSEE, then LICENSEE shall pay the cost of such inspection.

         5.4 With each quarterly payment, LICENSEE shall deliver to LICENSOR a full and accurate accounting to include at least the following information:

         (a) Quantity of each PRODUCT subject to royalty sold (by country) by LICENSEE, and its AFFILIATES;


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


         (b) Total receipts, to LICENSEE and its AFFILIATES, for each PRODUCT subject to royalty (by country);

         (c) Total royalties payable to LICENSOR;

         (d) Royalties and other revenues received from SUBLICENSEES relating to PRODUCTS.

         5.5 In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each as being the last day of an "ACCOUNTING PERIOD") and shall be paid quarterly within the sixty (60) days next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 5.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the last business day of the applicable ACCOUNTING PERIOD.

         5.6 Only one royalty shall be due and payable for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.

         SECTION 6 Infringement.

         6.1 (a) If any of the PATENT RIGHTS under which LICENSEE is licensed hereunder is infringed by a third party, LICENSEE shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of LICENSOR and/or in the name of LICENSEE, and to join LICENSOR as a party plaintiff if required. LICENSEE shall promptly notify LICENSOR of any such infringement and shall keep LICENSOR informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects PATENT RIGHTS may be entered into without the consent of LICENSOR, which consent shall not unreasonably be withheld.

         (b) In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, any recovery of damages by LICENSEE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit. The balance remaining from any such recovery shall be divided between LICENSEE and LICENSOR, as follows (i) for that portion, if any, based on lost profits, LICENSOR shall recover the royalty LICENSOR would have received under this Agreement if such sales had been made by LICENSEE; and (ii) for any other recovery, LICENSOR shall receive forty percent (40%) of the remaining amount.

         6.2 In the event that LICENSEE elects not to pursue an action for infringement, upon written notice to LICENSOR by LICENSEE that an unlicensed third party is an infringer of a VALID CLAIM of PATENT RIGHTS licensed to LICENSEE, LICENSOR shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

         6.3 In any infringement suit either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

         SECTION 7 Warranties.

         7.1 Each of LICENSOR and LICENSEE warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

         7.2 LICENSOR warrants and represents that it has not licensed or assigned any right or interest in or to PATENT RIGHTS to any third party; it has the right to grant the rights granted hereunder; that the granting of such rights does not require the consent of a third party and; that there are and will be no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement and that LICENSOR has no present knowledge of any claims or threatened claims alleging that PATENT RIGHTS are invalid or that the sale of PRODUCTS would infringe patent rights of third parties.

         7.3 LICENSOR MAKES NO OTHER REPRESENTATIONS OR A WARRANTIES HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, A WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO THE VALIDITY OF PATENT RIGHTS.

         SECTION 8 Indemnification.

         8.1 (a) LICENSEE agrees to indemnify and hold harmless LICENSOR, its trustees, executors, beneficiaries, officers, employees, and agents, against any and all actions, claims (specifically including, but not limited to, any damages based on product liability Claims), suits, losses, demands, judgments, and other liabilities (including attorney's fees until LICENSEE assumes the defense as described below) asserted by third parties, government and non-government, resulting from or arising out of the development, manufacturing, using, labeling, advertising, marketing or selling of PRODUCTS by LICENSEE or its AFFILIATES or SUBLICENSEES. If any such claims or actions are made, LICENSOR shall be defended at LICENSEE's sole expense by counsel selected by LICENSEE and reasonably acceptable to LICENSOR provided that LICENSOR may, at its own expense, also be represented by counsel of its own choosing.

         (b) LICENSEE's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligence or intentional misconduct of the Indemnitees.

         (c) Each party shall notify the other promptly of any claim or threatened claim under this Paragraph 8.1 and the indemnified party shall fully cooperate with all reasonable requests of the indemnifying party LICENSEE with respect thereto.

         8.2 Upon the enrollment of the first patient in a clinical trial with a PRODUCT, LICENSEE agrees to procure and maintain, comprehensive general liability insurance against any claims or expenses for which it is obligated to indemnify as provided above in amounts not less than $1,000,000 per incident and $3,000,000 annual aggregate. The policies representing such insurance shall specify LICENSOR as a named insured. LICENSEE shall provide LICENSOR with certificates of insurance from the insurance carriers maintaining such insurance certifying that such coverage is in force, which certificates shall also provide that LICENSOR shall receive at least forty-five (45) days advance notice of any cancellation or expiration of said policy. The minimum amounts of insurance coverage required herein shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.

         SECTION 9 Assignment; Successors.

         9.1 This Agreement shall not be assignable by LICENSEE without the prior written consent of LICENSOR (which consent shall not be unreasonably withheld), except that LICENSEE without the consent of LICENSOR may assign this Agreement to an AFFILIATE or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.
         9.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LICENSEE and LICENSOR. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

         SECTION 10   Termination.

         10.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 10.2 or 10.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the expiration of the LICENSEE's obligations to pay royalties, at which time LICENSEE shall have a fully paid-up, non-cancelable license.

         10.2 LICENSEE shall have the right to terminate this Agreement upon ninety (90) days prior written notice upon completion of the First Phase II clinical trial with a PRODUCT or at any time thereafter upon ninety (90) days prior written notice. For purposes of this paragraph, "completion" shall be the receipt by LICENSEE of the final analysis of the data from such trial, but in no event more than six (6) months after the last patient has received PRODUCT pursuant to the protocol for such trial.

         10.3 (a) Upon material breach of any material provisions of this Agreement by either party to this Agreement, in the event the breach is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement, provided that such other party is not then in breach of this Agreement.

         (b) This Agreement may be terminated by LICENSOR in the event LICENSEE files or institutes bankruptcy, reorganization, liquidation, receivership or similar proceedings under debt relief laws or fails for more than sixty (60) days to take steps to oppose the initiation of such action against it.

         (c) Any dispute hereunder may be submitted to arbitration pursuant to
Section 11.2.

         10.4 Upon any termination of this Agreement LICENSEE, at its option, shall be entitled to finish any work-in-progress which is completed within three
(3) months of termination of this Agreement and to sell any completed inventory of a PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as LICENSEE pays to LICENSOR the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

         10.5 The obligations of Sections 3, 8 and 9 and of Paragraphs 10.4, 10.5, 10.6, 11.2 and 11.4 of this Agreement shall survive any termination of this Agreement.

         10.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. In addition, upon termination all rights and information transferred to LICENSEE hereunder shall revert to LICENSOR and, except in the case of a termination by LICENSEE pursuant to paragraph 10.3 of this Agreement, all data and information developed under this Agreement by LICENSEE and necessary or useful to make, use or sell PRODUCT shall be assigned and transferred or licensed by LICENSEE, royalty-free, to LICENSOR, for use in connection with the research, development, manufacture, use or sale of PRODUCTS.

         SECTION 11 General Provisions.

         11.1 The relationship between LICENSOR and LICENSEE is that of independent contractors. LICENSOR and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. LICENSOR shall have no power to bind or obligate LICENSEE in any manner.
Likewise, LICENSEE shall have no power to bind or obligate LICENSOR in any manner.

         11.2 Any matter or disagreement under this Agreement, except with respect to patent validity, shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Philadelphia, PA, or such other place as may be mutually agreed upon in writing by the parties.

         11.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

         11.4 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to its choice of law principles.

         11.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         11.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

         11.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given and delivered upon the earlier of
(i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) on the day when sent by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:

                     To LICENSEE:     Sparta Pharmaceuticals, Inc.
                                      111 Rock Road
                                      Horsham, PA 19044-2310
                                      Attn: President & CEO

                     To LICENSOR:     Estate of Karl H. Beyer, Jr.
                                      c/o George Q. Hardwick, Esq.
                                      506 Spring House Village Center
                                      Spring House, PA 19477

                     Copy to:         Carella, Byrne, Bain, Gilfillan, Cecchi,
                                        Stewart & Olstein
                                      6 Becker Farm Road
                                      Roseland, New Jersey 07068
                                      Fax no.(973) 994-1744
                                      Attn: Donald S. Brooks, Esq.

         11.8 LICENSEE shall not use the name of the LICENSOR or of Karl H. Beyer, Jr. or any adaptation thereof in any advertising, promotional or sales literature with respect to a PRODUCT without the prior written approval of LICENSOR.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ESTATE OF KARL H. BEYER, JR.                        SPARTA PHARMACEUTICALS, INC.

By: /s/ Camille F. Beyer                           By: /s/ Jerry B. Hook
    --------------------                               -----------------
Name:  Camille F. Beyer                            Name:  Jerry B. Hook
Title: Executrix                                   Title: President & CEO

By: /s/ George Q. Hardwick
    ----------------------
Name:  George Q. Hardwick
Title: Executor

                                   APPENDIX A

                                  PATENT RIGHTS

[Information omitted and filed separately with the Commission under Rule 24b-2.]

                                   APPENDIX B

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.


                          SPARTA PHARMACEUTICALS, INC.

                      Warrant for the Purchase of Shares of
                     Common Stock, $.001 Par Value per Share

No. Beyer-1                                                       300,000 Shares


         FOR VALUE RECEIVED, SPARTA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby certifies that the Estate of Karl H. Beyer, Jr. ("Beyer"), or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on December 31, 1999, (subject to earlier acceleration in accordance with the provisions of Section 1(a) below) and prior to 5:00 P.M., New York City time, on December 4, 2002, (subject to the provisions of Section 1(a) below) (Three Hundred Thousand (300,000) of fully paid and nonassessable shares of the Common Stock, $.001 par value per share, of the Company, subject to adjustment as provided below, for an aggregate purchase price of One Hundred Thirty One Thousand Two Hundred and Fifty Dollars ($131,250) ($.4375per share). As used hereinafter, (a) the term "Common Stock" includes (i) the Company's Common Stock, $.001 par value, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses (i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise; (b) the term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to
Section 3 hereof; (c) the shares of the Common Stock and Other Securities purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares"; (d) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "Aggregate Warrant Price"; (e) the price payable for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price," (f) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants" and (g) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "Holders." The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

                  1.  Exercise of Warrant.

                  (a) Upon the earlier of December 31, 1999, the enrollment of the first patient in a Phase III clinical trial for a Product pursuant to paragraph 2.7 of the License Agreement between Company and Beyer of even date herewith (the "Enrollment Condition"), or the earlier termination of that Agreement (except for termination by Company pursuant to paragraph 10.3 thereof, in which event this Warrant shall also terminate upon the effective date of termination of the License Agreement), this Warrant may be exercised in whole at any one time or in part from time to time by the Holder prior to 5:00 P.M., New York City time, on December 4, 2002 (with the subscription form at the end hereof duly executed) at the address set forth in Section 15 hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company; or

                  (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

                  2. Reservation of Warrant Shares; Listing. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times (a) have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal; and (b) if the Company hereafter lists its Common Stock on any national securities exchange, keep the shares of Common Stock receivable upon the exercise of this Warrant authorized for listing on such exchange upon notice of issuance.

                  3.       Adjustments of Per Share Warrant Price.

                  (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares (by a stock split or otherwise), (iii) combine its outstanding shares of Common Stock into a smaller number of shares (by a reverse stock split or otherwise) or
(iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which it would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective on the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of a subdivision, combination or reclassification.

                  (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company)(which consolidation, merger, sale, conveyance and statutory exchange is referred to below as a "Sale"), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. In the event of an anticipated Sale, the Company or the entity assuming the obligations of the Company hereunder may (i) upon written notice to the Holders of all outstanding Warrants, provide that all Warrants must be exercised, to the extent then exercisable (and for purposes hereof, the Enrollment Condition shall be deemed to have been satisfied), within a specified number of days of the date of such notice, at the end of which period the Warrants shall terminate (but if and only if such Sale shall be consummated); or (ii) terminate all Warrants in exchange for a cash payment equal to the excess of the current market price of the Warrant Shares subject to such Warrants, to the extent then exercisable (and for purposes hereof, the Enrollment Condition shall be deemed to have been satisfied), over the Per Share Warrant Price thereof (but if and only if such Sale shall be consummated).

                  (c) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                  (d) If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

                  (e) In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 3(b) hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 3 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 3 and the other provisions of this Warrant.

                  4. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Treasurer or Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including, among other things, (a) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(b) the Aggregate Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each Holder, and will, on the written request at any time of any Holder, furnish to such Holder a like certificate setting forth the Per Share Warrant Purchase Price at the time in effect and showing how it was calculated.

                  5. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue, transfer or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.

                  6. Registration Rights.

                  (a) If at any time the Company shall determine to register any of its securities, either for its own account or the account of security holders, other than a registration statement relating solely to employee benefit plans or a registration on Form S-4 relating solely to an SEC Rule 145 transaction or an exchange offer, the Company will:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws);

                  (ii) include in such registration ( and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all of the Warrant Shares specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Subsection 6(b) below.

                  (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 6(a)(i). In such event the right of any Holder to registration pursuant to this
Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Warrant Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and any other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit or eliminate the Warrant Shares to be included in the registration and underwriting. The Holder's right to include the Warrant Shares in a registered public offering will be subject to similar rights, if any, previously granted by the Company to holders of its equity securities. The registration rights granted to the Holder pursuant to this Section 6 shall terminate at such time as the Holder is able to sell all of the Warrant Shares in a transaction exempt from registration pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                  (c) Indemnification by the Company. To the extent permitted by law, the Company will indemnify each Holder joining in a registration and the officers, directors and partners of each such Holder and each Person, if any, who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act, Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance ( or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance (collectively a "Violation") and the Company will reimburse each such Holder, officer, director, partner and controlling person of such Holder for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided however that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document.

                  (d) To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all claims, losses, damages and liabilities to which the Company or any such director, officer, controlling Person, or other such Holder, or a partner, director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder, officer, director, partner or controlling person and stated to be specifically for use in such registration, prospectus, offering circular or other document; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (e) Indemnification Procedure. Each party entitled to indemnification pursuant to this Section (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this Section (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its' expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party who shall conduct the defense of such claim or litigation shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense, and provided further, that the failure by any indemnified party to give notice as provided in this paragraph (e) shall not relieve the indemnifying party of its obligations under this Section except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in becoming aware of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (f) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they related to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424 (b) under the Securities Act (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the party seeking indemnity and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  7. Transferred Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights and obligations of the Holder thereof shall be identical to those of the Holder.

                  8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  9. Dissolution. Except as otherwise provided herein, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 9 to a bank or trust company, as trustee for the Holder or Holders of the Warrants.

                  10. No Dilution or Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant hereunder. Without limiting the generality of the foregoing, the Company
(i) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise,
(ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of this Warrant from time to time outstanding, (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets and (iv) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant.

                  11. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to Section 9, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  12. Warrant Agent. The Company may, by written notice to each Holder, appoint an agent for the purpose of issuing Common Stock on the exercise of the Warrants pursuant to Section 1 or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                  13. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  14. Covenants of Warrant Holder. By acceptance of this Warrant, the Holder is hereby deemed to covenant and agree with the Company that it is acquiring this Warrant as an investment and not with a view to distribution hereof. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Securities Act (or any successor legislation), and the state securities laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. Each registered Holder of this Warrant acknowledges that this Warrant has not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Shares under the Securities Act, or (ii) an opinion of counsel reasonably acceptable to the Company to the effect that such registration is not, under the circumstances, required; provided, however, that no such opinion under this Section 14 or similar provisions elsewhere herein shall be required in the event the Estate of Karl H. Beyer, Jr. transfers this Warrant or portions thereof to the legatees or distributees of such Estate subject to Section 7 hereof. In addition, in order for any transferee of this Warrant or any Warrant Shares to receive any of the benefits of this Warrant or the Warrant Shares, as the case may be, the Company must have received notice of such transfer, at the address set forth in Section 16 below, in the form of assignment or partial assignment attached hereto. Any transferee other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act must also covenant and agree that it is acquiring this Warrant or such Warrant Shares as an investment and not with a view to distribution hereof or thereof, except in accordance with the Securities Act and applicable state securities law.

                  15. Negotiability, etc. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  16. Communication. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                  If to the Holder:  Estate of Karl H. Beyer, Jr.
                                     c/o George Hardwick, Esq.
                                     506 Spring House Village Center
                                     Spring House, PA  19477
                                                 &
                                     Estate of Karl H. Beyer, Jr.
                                     c/o Carella, Byrne, Bain, Gilfillan, Cecchi
                                       Stewart & Olstein, P.A.
                                     6 Becker Farm Road
                                     Roseland,  NJ  07068
                                     Attention: Donald S. Brooks, Esq.

                  If to the Company: Sparta Pharmaceuticals, Inc.
                                     111 Rock Road
                                     Horsham, PA  19044-2307
                                     Attention: Jerry B. Hook, Ph.D., President

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

                  17. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  18. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  19. Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the person or persons referred to may require.

                  20. Amendment. The Company and the Holder may by supplemental agreement make any changes or corrections in this Warrant to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or that they deem necessary or desirable and which shall not adversely affect the interests of the then Holder(s) of the Warrant; provided, however, that this Warrant shall not be otherwise modified, supplemented or altered in any respect except with the consent in writing of the Holder(s) of Warrants representing not less than 50% of the Warrants then outstanding other than such changes specifically prescribed by this Warrant as originally executed or made in compliance with applicable law.

                  21. Expiration. The right to exercise this Warrant shall expire on 5:00 P.M., Eastern Standard Time, on December 4, 2002.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this 4th day of December, 1997.

                                               SPARTA PHARMACEUTICALS, INC.

                                               By:______________________________
                                                     President

ATTEST:

____________________
Secretary

[Corporate Seal]


                                  SUBSCRIPTION


                  The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares (the "Warrant Shares") of the common stock, par value $.001 per share, of Sparta Pharmaceuticals, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

         (a) The undersigned represents that the address of the undersigned furnished below is (i) the undersigned's principal residence if he or she is an individual or (ii) the undersigned's principal business address if it is a corporation, partnership or other entity.

         (b) The undersigned (i) was not formed for the purpose of investing in the Company, (ii) is acquiring the Warrant Shares for its own account for investment and not with a view to or for resale in connection with any distribution or resale of the Warrant Shares except in accordance with the Securities Act of 1933, as amended (or any successor statute) (the "Securities Act") and applicable state securities laws, and (iii) has not offered or sold any portion of the Warrant Shares and has no present intention of dividing the Warrant Shares with others or of selling, distributing or otherwise disposing of any portion of the Warrant Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance, except in accordance with the Securities Act and applicable state securities laws.

         (c) The undersigned understands that (i) the sale of the Warrant Shares has not been registered under the Securities Act or any state securities law in reliance upon an exemption therefrom for non-public or limited offerings, (ii) the Warrant Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available at the time, and (iii) the Company has no obligation to register the Warrant Shares.

         (d) The undersigned understands and agrees that the following restrictions and limitations are applicable to its purchase and any resales, pledges, hypothecations or other transfers of the Warrant Shares:

                  (i) The following legend (or a legend in substantially similar form) will be placed on any certificate(s) or other document(s) evidencing the Warrant Shares, and the undersigned for itself must comply with the terms and conditions set forth in such legend prior to any resales, pledges, hypothecations or other transfers of the Warrant
         Shares:

                  "The securities represented by this certificate have not been registered pursuant to the Securities Act of 1933, as amended ("Act"), or any state securities laws, and may not be sold, pledged, hypothecated or otherwise transferred unless (A) the stockholder wishing to transfer such securities provides an opinion of counsel in form and substance satisfactory to Sparta Pharmaceuticals, Inc. (the "Company") stating that the proposed transfer of the Company's securities is exempt from the registration provisions of all applicable federal and state laws; or (B) said securities are registered pursuant to the Act and all applicable state securities laws.

                  (ii) Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

         (e) The undersigned's representations and warranties made herein shall survive the execution and delivery hereof and of the Warrant Shares.




Dated:_______________               Signature:__________________________________

                                    Address:____________________________________

                                   ASSIGNMENT


                  FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_____________________, attorney, to transfer said Warrant on the books of Sparta Pharmaceuticals, Inc.


Dated:_______________               Signature:__________________________________

                                    Address:____________________________________

                               PARTIAL ASSIGNMENT


                  FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the common stock, par value $.001 per share, of Sparta Pharmaceuticals, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Sparta Pharmaceuticals, Inc.


Dated:_______________               Signature:__________________________________

                                    Address:____________________________________